UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2008

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

Item 5.02(e) below is incorporated herein by reference in its entirety.

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Carl M. Mills’s announcement on June 10, 2008 of his intention to resign from the position of Vice President Finance and Chief Financial Officer of QuickLogic Corporation (the “Company “) effective after a transition period, the Company and Mr. Mills entered into a Transition Agreement dated August 28, 2008 that became effective on September 5, 2008. In accordance with the terms of the Transition Agreement, there will be no changes to the current compensation of Mr. Mills while he remains Vice President of Finance and Chief Financial Officer of the Company. Once Mr. Mills is no longer providing services to the Company as an employee, he will receive up to six months of salary continuation and health benefit coverage.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.20 hereto.

Section 9   Financial Statements and Exhibits

Item 9.01(d) Exhibits.

10.20        Transition Agreement between Carl M. Mills and QuickLogic Corporation effective September 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008

QuickLogic Corporation

/s/ E. Thomas Hart
E. Thomas Hart
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.20

Transition Agreement between Carl M. Mills and QuickLogic Corporation effective September 5, 2008.